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                                             New York, New York   April 24, 1996

Rosenthal & Rosenthal, Inc.
1370 Broadway
New York, New York 10018

Gentlemen:

         We do hereby agree that the Financing Agreement between us dated April 24, 1996, as amended from time to time (the "Agreement"), be and the same hereby is amended and supplemented by adding thereto the following clauses:

         Borrower hereby agrees that it shall not, until payment in full of all Obligations to Lender and termination of the Agreement, create, assume, incur or suffer to exist, and will not permit any Subsidiary to create, assume, incur or suffer to exist, any Lien of any kind upon any of the real property owned or leased by Borrower, or any such Subsidiary (other than the Lien of Lender hereunder) (the "Real Property"). The Real Property is described in Exhibit A attached hereto.

         All capitalized undefined terms shall have the meanings ascribed thereto in the Agreement.

                                          Very Truly Yours,

                                          MOVIE STAR, INC.



                                          By:/S/ MARK M. DAVID, CHAIRMAN
                                             -----------------------------------
                                          136 Madison Avenue, New York, NY 10016


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